EXHIBIT (B)(1)
                          AMENDED AND RESTATED BY-LAWS
                                       OF
                            CDC NVEST FUNDS TRUST III

                               (February 27, 2004)


                                    ARTICLE 1
             Agreement and Declaration of Trust and Principal Office

1.1 AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of CDC Nvest Funds Trust III (the "Trust"), the Massachusetts business trust established by the Declaration of Trust.


1.2  PRINCIPAL  OFFICE OF THE TRUST.
     ----------------------------- The principal office of the Trust shall be located in Boston, Massachusetts.


                                    ARTICLE 2
                              Meetings of Trustees

2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held, at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, if any, the President or the Treasurer or by two or more Trustees, with sufficient notice thereof being given to each Trustee by the Clerk, Assistant Clerk, Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3 NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice of the time date and place of such meeting by (a) mail or courier at least forty-eight hours in advance of the meeting; (b) by telegram, telefax, e-mail or by other electro-mechanical means addressed to the Trustee at his or her usual or last known business or residence address (or fax number or e-mail address as the case may be) at least twenty-four hours before the meeting; or (c) to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Except as required by law, neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice to any Trustee who was present at the time of such adjournment; notice of the time and place of any adjourned session of any such meeting shall, however, be given in a manner provided in Section 2.3 of these By-Laws to each Trustee who was not present at the time of such adjournment.

2.5 ACTION BY VOTE. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these By-Laws. Subject to applicable law, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

2.6 ACTION BY WRITING. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of the Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees. Written consents of the Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by telefax, e-mail or other electro-mechanical means.

2.7 PRESENCE THROUGH COMMUNICATIONS EQUIPMENT. Except as required by applicable law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                    ARTICLE 3
                                    Officers

3.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Clerk, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. If a Chairman of the Board is elected, he or she shall be a Trustee and may, but need not be, a Shareholder; and any other officer may be, but none need be, a Trustee or Shareholder. Any two or more offices may be held by the same person.

3.2 ELECTION AND TENURE. The President, the Treasurer, the Secretary, the Clerk and such other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his or her successor is elected or qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.3 POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and set forth in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.4 PRESIDENT AND VICE PRESIDENTS. The President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees.

     Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

3.5 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Trust shall be the Chairman of the Board, the President or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust and, except as the Trustees shall otherwise determine, preside at all meetings of the Shareholders and of the Trustees. If no such designation is made, the President shall be the Chief Executive Officer.

3.6 CHAIRMAN OF THE BOARD. If a Chairman of the Board of Trustees is elected, he or she shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees.

3.7 TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, administrator or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

3.8 SECRETARY AND CLERK. The Secretary or Clerk shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary or Clerk from any meeting of the Shareholders or Trustees, an assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.9 RESIGNATIONS AND REMOVALS. Any officer may resign at any time by written instrument signed by him or her and delivered to the President, the Clerk or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4
                                 Indemnification

4.1 TRUSTEES, OFFICERS, ETC. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer or by reason of his or her being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interest of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article.

4.2 COMPROMISE PAYMENT. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 4.1 above, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust, after notice that it involved such indemnification, (a) by a disinterested majority of the Trustees then in office; or (b) by a majority of the disinterested Trustees then in office; or (c) by any disinterested person or persons to whom the question may be referred by the Trustees, provided that in the case of approval pursuant to clause (b) or (c) there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office; or (d) by vote of Shareholders holding a majority of the Shares entitled to vote thereon, exclusive of any Shares beneficially owned by any interested Covered Person. Approval by the Trustees pursuant to clause (a) or (b) or by any disinterested person or persons pursuant to clause (c) of this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

4.3 INDEMNIFICATION NOT EXCLUSIVE. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 4, the term "Covered Person" shall include such person's heirs, executors and administrators; an "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending; and a "disinterested Trustee" or "disinterested person" is a Trustee or a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

                                    ARTICLE 5
                                     Reports

5.1 GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 6
                                   Fiscal Year

6.1 GENERAL. The initial fiscal year of the Trust and/or any Series thereof shall end on such date as is determined in advance or in arrears by the Treasurer or the Trustees and subsequent fiscal years shall end on such date in subsequent years. The Trustees shall have the power and authority to amend the year-end date for the fiscal year of the Trust and/or any Series thereof. The Trust and any such Series thereof may have different fiscal year-end dates if deemed necessary or appropriate by the Trustees.

                                    ARTICLE 7
                                      Seal

7.1 GENERAL. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                    ARTICLE 8
                               Execution of Papers

8.1 GENERAL. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission shall be signed by the Chairman, if any, the President, any Vice President, Secretary, Clerk or the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

                                    ARTICLE 9
           Provisions Relating to the Conduct of the Trust's Business

9.1 CERTAIN DEFINITIONS. When used herein the following words shall have the following meanings: "Distributor" shall mean any one or more corporations, firms or associations which have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable shares of any class or series issued by the Trust shall be offered and sold by such Distributor. "Adviser" shall mean any corporation, firm or association which may at the time have an advisory or management contract with the Trust.

9.2 LIMITATION ON DEALINGS WITH OFFICERS OR TRUSTEES. The Trust will not lend any of its assets to the Distributor or Adviser or to any officer or director of the Distributor or Adviser or any officer or Trustee of the Trust and shall not permit any officer or Trustee or any officer or director of the Distributor or Adviser, to deal for or on behalf of the Trust with himself or herself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or officers and directors of the Distributor or Adviser from buying, holding or selling shares in the Trust or from being partners, officers or directors of or otherwise financially interested in the Distributor or the Adviser; (b) a purchase or sale of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 and does not involve any commission or profit to any securities dealer who is, or one or more of whose partners, shareholders, officers, or directors is, an officer or Trustee of the Trust or any officer or director of the Distributor or Adviser; (c) employment of legal counsel, registrars, transfer agents, shareholder servicing agents, dividend disbursing agents or custodians who are, or any one of which has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Adviser if only customary fees are charged for services to the Trust; (d) sharing of statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Adviser is an officer or director or otherwise financially interested.

9.3 LIMITATION ON DEALING IN SECURITIES OF THE TRUST BY CERTAIN OFFICERS, TRUSTEES, DISTRIBUTOR OR ADVISER. Neither the Distributor nor Adviser, nor any officer or Trustee of the Trust or officer or director of the Distributor or Adviser shall take long or short positions in securities issued by the Trust; provided, however, that:

     (a) The Distributor may purchase from the Trust and otherwise deal in shares issued by the Trust pursuant to the terms of its contract with the Trust;

     (b) Any officer or Trustee of the Trust or officer or director of the Distributor or Adviser or any trustee or fiduciary for the benefit of any of them may at any time, or from time to time, purchase from the Trust or from the Distributor shares issued by the Trust at the price available to the public or to such officer, Trustee, director or fiduciary, no such purchase to be in contravention of any applicable state or federal requirement; and

     (c) The Distributor or the Adviser may at any time, or from time to time, purchase for investment shares issued by the Trust.

     9.4 SECURITIES AND CASH OF THE TRUST TO BE HELD BY CUSTODIAN SUBJECT TO CERTAIN TERMS AND CONDITIONS.
         -----------------------------------------------------------------------

     (a) All securities and cash owned by the Trust shall, as hereinafter provided, be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $2,000,000 aggregate capital, surplus and undivided profits (any such bank or trust company being hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act. The Trust may, or may permit any Custodian to, deposit all or any part of the securities owned by any class or series of shares of the Trust in a system for the central handling of securities established by a national securities exchange or national securities association registered with the Securities and Exchange Commission under the
          Securities Exchange Act of 1934, or such other person as may be permitted by said Commission, including, without limitation, a clearing agency registered under Section 17A of said Securities Exchange Act of 1934, pursuant to which system all securities of any particular class of series of any issue deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry, without physical delivery of such securities.

     (b) The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian. Said contract and all amendments thereto shall be approved by the Trustees.

     (c) The Trust shall upon the resignation or inability to serve of any Custodian or upon change of any Custodian:

          (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;

          (ii) require that the cash and securities owned by any class or series of shares of the Trust and in the possession of the resigning or disqualified Custodian be delivered directly to the successor Custodian; and

          (iii)in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by any class or series of shares of the Trust and in the possession of the resigning or disqualified Custodian otherwise than to a successor Custodian, the question whether that class or series shall be liquidated or shall function without a Custodian.

9.5 DETERMINATION OF NET ASSET VALUE. The Trustees or any officer or officers or agent or agents of the Trust designated from time to time for this purpose by the Trustees shall determine at least once daily the net income and the value of all the assets attributable to any class or series of shares of the Trust on each day upon which the New York Stock Exchange is open for unrestricted trading and at such other times as the Trustees shall designate. In determining asset values, all securities for which representative market quotations are readily available shall be valued at market value and other securities and assets shall be valued at fair value, all as determined in good faith by the Trustees or an officer or officers or agent or agents, as aforesaid, in accordance with accounting principles generally accepted at the time. Notwithstanding the foregoing, the assets belonging to any class or series of shares of the Trust may, if so authorized by the Trustees, be valued in accordance with the amortized cost method, subject to the power of the Trustees to alter the method for determining asset values. The value of such assets so determined, less total liabilities belonging to that class or series of shares (exclusive of capital stock and surplus) shall be the net asset value until a new asset value is determined by the Trustees or such officers or agents. In determining the net asset value the Trustees or such officers or agents may include in liabilities such reserves for taxes, estimated accrued expenses and contingencies in accordance with accounting principles generally accepted at the time as the Trustees or such officers or agents may in their best judgment deem fair and reasonable under the circumstances. The manner of determining net asset value may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform it to any other method prescribed or permitted by applicable law or regulation. Determinations of net asset value made by the Trustees or such officers or agents in good faith shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                   ARTICLE 10
                            Amendments to the By-Laws

10.1 GENERAL. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by written consent in lieu thereof.

                                   ARTICLE 11
                               Proxy Instructions

11.1 PROXY INSTRUCTIONS TRANSMITTED BY TELEPHONIC OR ELECTRONIC MEANS. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.